UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2010 (March 25, 2010)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Amended Director Agreement – Kevin Murray

On March 25, 2010, Premier Power Renewable Energy, Inc. (the “Registrant”) and Kevin Murray, a director, amended Mr. Murray’s director agreement.  The Second Amended and Restated Agreement to Serve as Member of the Board of Directors, entered into by the Registrant and Mr. Murray (the “Murray Agreement”), revises the cash compensation paid to Mr. Murray for his service on the Board of Directors.  The new cash compensation is as follows: (i) $2,500 per Board meeting attended in person or by telephone, as described in Section 3(a) of the Murray Agreement, and (ii) $1,000 per month, as described in Section 3(c) of the Murray Agreement.  Meetings attended by telephone for which compensation under Section 3(a) is due must be a meeting considered, at the Registrant’s sole discretion, to be of substantive significance and not incidental to Mr. Murray’s role as a director.  Additionally, the Murray Agreement increases the policy amount of the directors’ Errors and Omissions Liability insurance that the Registrant is required to maintain from $2 million to $5 million.

A copy of the Murray Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Murray Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Murray Agreement.

Amended Agreement – Robert Medearis

On March 25, 2010, the Registrant and Robert Medearis, a director, amended Mr. Medearis’ director agreement.  The Second Amended and Restated Agreement to Serve as Member of the Board of Directors, entered into by the Registrant and Mr. Medearis (the “Medearis Agreement”), revises the cash compensation paid to Mr. Medearis for his service on the Board of Directors.  The new cash compensation is as follows: (i) $2,500 per Board meeting attended in person or by telephone, as described in Section 3(a) of the Medearis Agreement, and (ii) $1,000 per month, as described in Section 3(c) of the Medearis Agreement.  Meetings attended by telephone for which compensation under Section 3(a) is due must be a meeting considered, at the Registrant’s sole discretion, to be of substantive significance and not incidental to Mr. Medearis’ role as a director.  Additionally, the Medearis Agreement increases the policy amount of the directors’ Errors and Omissions Liability insurance that the Registrant is required to maintain from $2 million to $5 million.  Finally, the Medearis Agreement no longer provides for Andrew Hargadon as Mr. Medearis’ designee authorized to attend meetings of the Board in Mr. Medearis’ absence.

A copy of the Medearis Agreement is filed with this report as Exhibit 10.2 and is incorporated by reference herein.  The foregoing description of the Medearis Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Medearis Agreement.

Amended Agreement – Tommy Ross

On March 25, 2010, the Registrant and Tommy Ross, a director, amended Mr. Ross’ director agreement.  The Amended and Restated Director Agreement, entered into by the Registrant and Mr. Ross (the “Ross Agreement”), revises the cash compensation paid to Mr. Ross for his service on the Board of Directors.  The new cash compensation is as follows: (i) $2,500 per Board meeting attended in person or by telephone, as described in Section 3(a) of the Ross Agreement, and (ii) $1,000 per month, as described in Section 3(c) of the Ross Agreement.  Meetings attended by telephone for which compensation under Section 3(a) is due must be a meeting considered, at the Registrant’s sole discretion, to be of substantive significance and not incidental to Mr. Ross’ role as a director.  Additionally, the Ross Agreement increases the policy amount of the directors’ Errors and Omissions Liability insurance that the Registrant is required to maintain from $2 million to $5 million.

A copy of the Ross Agreement is filed with this report as Exhibit 10.3 and is incorporated by reference herein.  The foregoing description of the Ross Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ross Agreement.

Item 9.01             Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Exhibit Description

10.1	Second Amended and Restated Agreement to Serve as Member of the Board of Directors between the Registrant and Kevin Murray, dated March 25, 2010

10.2	Second Amended and Restated Agreement to Serve as Member of the Board of Directors between the Registrant and Robert Medearis, dated March 25, 2010

10.3	Amended and Restated Director Agreement between the Registrant and Tommy Ross, dated March 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: March 25, 2010	By:	/s/ Dean R. Marks
Dean R. Marks Chief Executive Officer and President